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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We have issued our report dated January 15, 2003, accompanying the financial statements of Baldwin Bancshares contained in the Registration Statement on Form S-4 filed by GB&T Bancshares, Inc. We consent to the use of the aforementioned report in the Registration Statement on Form S-4, and we also consent to the reference to our firm under the caption "Experts" in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Thigpen, Jones, Seaton & Co., P.C.

Atlanta, Georgia
June 23, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS